Exhibit 99.1
Letters to Shareholders of Sandy Spring Bancorp, Inc.

Forward-Looking Statements Sandy Spring Bancorp makes forward-looking statements in the following letters to shareholders that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results.

Letter from Hunter R. Hollar
President and Chief Executive Officer

To Our Shareholders:

Sandy Spring Bancorp’s performance during 2004 was marked by strong growth in loans and deposits. It was also notable for the successful execution of the majority of the financial and business objectives in our plan for creating consistent long-term value for our shareholders as an independent community bank.

Overshadowing many of our 2004 achievements were some very tough decisions we made during the latter part of the year to incur significant charges against short-term earnings. We made these choices to permit constructive changes in the composition, duration and risk profile of our securities portfolio. This strategic shift should help us produce more consistent and predictable earnings as we face an increasingly competitive banking environment, and an economy that is on the mend but not without complex uncertainties. Our approach is designed to reduce the impact of external market forces beyond our control, such as interest rate cycles.

We also believe our institution is now better positioned to focus its efforts more singularly and intensively on the best practices of community banking, an area in which we have proven expertise and a reliable track record of longer-term profitability and returns to our shareholders. By refocusing more of our resources on our clients, Sandy Spring Bancorp will become the standard by which other companies are measured for creating and managing client relationships. We believe we have the employee talent, the culture, the technology, the processes and the momentum to achieve this vision.

Financial and Business Results for 2004

Net income of $14.4 million for the full year compared to about $32 million for 2003 was disappointing by our own measures, as was the net loss reported for the final quarter of 2004, both due primarily to the impact the external rate environment has had on our net interest margin and the securities portfolio. Our returns on stockholders’ equity and on assets for the year were not in line with our traditional high-performance results, and not a satisfactory benchmark at Sandy Spring. We believe that 2004 will be an exception to our historical financial performance trends.

Our balance sheet continues to be strong, with loan and deposit growth accelerating, especially during the final quarter of the year, as demand from our small business customer base was robust. The annual growth rates of deposits and loans were 11% and 25%, respectively. Loan quality remains excellent. It was a good year in essentially all of our major commercial business products. We have been working hard on numerous initiatives to control costs and boost efficiency in virtually every area of the bank, thus leveraging results wherever possible. For

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instance, even as transaction volume has surged, we have managed to cut delivery time for certain types of small business loans and reduce back-office processing costs throughout the bank.

Consistent with our emphasis on managing for longer-term results, during 2004 we invested for future growth and new market share, opening community offices in the rapidly-expanding Frederick, Maryland market, where our brand of high-touch relationship banking is an attractive alternative to the changing style at recently merged competitors. Similarly, we began construction to add floor space and people in nearby Rockville, Maryland, Montgomery County’s high-growth county seat, which is located in close proximity to our headquarters. And, we continued the planned migration of our back-office credit support, technology, administrative and other staff functions to a consolidated modern office-park facility with ample capacity for future needs.

On the retail side, our network is well positioned to benefit from our centrality in the Washington- Baltimore metroplex, with its ongoing population growth across the region and the combination of above-average per capita income, personal net worth, and higher education throughout our customer base. We have an unparalleled footprint in the Montgomery County core market, which arguably has the best demographics in Maryland. We see good opportunities to expand new market share and build wider, deeper customer relationships in all areas we have targeted, including Anne Arundel, Howard, Frederick, Montgomery, and Prince George’s Counties, despite the intensely competitive local banking landscape. With this in mind, our corporate Vision recognizes our focus must go beyond the exceptional courtesy and friendliness we normally extend to our clients. “Serving the client” must reach into every corner of the organization and drive every decision that is made every day. When we proactively manage each client interaction to produce a consistently satisfying, consistently profitable set of rewarding experiences, we will have achieved what we call...“The Difference.” To measure the success of our efforts, we are developing key tracking yardsticks such as products per household, household retention and household profitability. As we accumulate this data, we expect it will tell a compelling story about our unique way of doing business, validating the hard work and dedication of our employees and the intense loyalty among our customers.

The Longer View

Our relatively conservative operating strategy has produced a consistent, sustainable revenue stream over the years with “quality” as its inherent characteristic. Our Return on Equity has remained favorable, the recent dip notwithstanding. We continue to compare our institution to a high performance category of community banks—those that operate independently in affluent markets across the country—and we believe investors should compare us similarly.

Over the last five and ten year periods, respectively, Sandy Spring Bancorp has produced total return (stock price appreciation plus dividends) to shareholders of 24% and 19% per annum. A variety of money managers, institutions and mutual and pension funds own Sandy Spring Bancorp common stock. These professionals generally focus on “value” investing or growth at a reasonable price. Our sources of research coverage are geographically diverse and above average in number, compared to our local peers. About 75% of our shares are held by individual investors, most of whom are based within our service area and know us well. All of this adds up to a gratifying level of support, and we believe, has been a continued strong affirmation of the way we manage our business, especially for our longer-term perspective.

We appreciate the continued confidence of our many constituencies and the enthusiasm with which our employees embrace our vision.

Sincerely, Hunter R. Hollar President and Chief Executive Officer

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Letter from W. Drew Stabler
Chairman of the Board

Dear Shareholders:

The Board of Directors of Sandy Spring Bancorp and its affiliates were hard at work in 2004. The Board continued to meet all its duties and responsibilities by closely monitoring key performance indicators and working closely with management to assess risk and set a clear strategic direction for the Company. In addition, our governance policy was refined to assure that best practices are employed in overseeing the Bank’s activities. However, I would like to highlight just a few specific accomplishments. As described in our Governance Policy, the Board conducts annual director evaluations. This process involves both individual evaluations on each director and, in alternating years, self-evaluations of the Board as a whole. In 2004, individual evaluations on each Board member were conducted.

Each director assessed thirty-six separate behaviors and expectations on the performance of fellow directors. Studies have shown that directors demonstrating competence in these behaviors contribute greatly to an effective and cohesive board. I received and reviewed the findings and recommended any follow-up improvement actions needed during separate discussions with each individual director. I am pleased to report that, by all accounts, this was deemed a very successful endeavor toward helping each director strive for optimal performance and accountability.

In an effort to stay current on important governance issues, the Board joined both the National Association of Corporate Directors (NACD) and the American Association of Bank Directors (AABD) in 2004. These organizations provide a wealth of information and resources on a variety of topics designed specifically for directors. Several board members took advantage of the many educational opportunities offered by these organizations by attending and reporting to the board on topics such as the role of the Audit Committee, the role of the board in corporate strategy, and the role of the Compensation Committee, just to name a few. I am proud to serve with people that are as engaged and committed as the members of the Board of Directors at Sandy Spring Bancorp. On their behalf, I thank you for your continued support and encouragement.

Sincerely,
W. Drew Stabler
Chairman Sandy Spring Bancorp

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